Exhibit 99.1

Adagio Medical Reports Third Quarter 2025 Results

Continued Momentum Toward PMA Submission of ULTC Technologies

Recent Financing Positions Company to Execute Growth Strategy

LAGUNA HILLS, CA, November 12, 2025 – Adagio Medical Holdings, Inc (Nasdaq: ADGM) (“Adagio” or “the Company”), a leading innovator in catheter ablation technologies for the treatment of cardiac arrhythmias, today announced financial results for the third quarter ended September 30, 2025.

Recent Business Highlights:

●	Closed a private placement on October 20, 2025, with gross proceeds of up to $50 million, led by a syndicate of healthcare-dedicated institutional investors; upfront proceeds of approximately $19 million expected to fund FDA submission activities and ongoing next generation catheter development, with potential for up to $31 million in additional gross proceeds

●	Completed enrollment of the 209-patient FULCRUM-VT Pivotal FDA Investigational Device Exemption (“IDE”) trial intended to support the premarket approval (“PMA”) application for the vCLASTM System for ablation of ventricular tachycardia (“VT”)

●	Announced preliminary results from the FULCRUM-VT trial demonstrating 97% acute effectiveness and a favorable safety profile with the Company’s proprietary ultralow temperature technology

●	Strengthened executive leadership team with the appointment of Deborah Kaster as Chief Financial Officer, adding to her role as Chief Business Officer

“Adagio made exceptional progress this quarter, with strong clinical momentum, a clear regulatory path and a solid pipeline.” said Todd Usen, Chief Executive Officer of Adagio. “The successful completion of our financing provides the resources to advance our PMA submission for the vCLAS System and prepare for commercialization. This financing also reflects the confidence leading healthcare investors have in our strategy and the potentially transformational impact of our proprietary ULTC technology to treat one of the broadest populations of patients with ventricular arrhythmias.”

Third Quarter 2025 Financial Results

Cost of revenue was $31 thousand for the three months ended September 30, 2025, compared to $0.6 million for the three months ended September 30, 2024.

Research and development expenses were $2.8 million for the three months ended September 30, 2025, compared to $2.5 million for the three months ended September 30, 2024.

Selling, general and administrative expenses were $2.9 million for the three months ended September 30, 2025, compared to $7.8 million for the three months ended September 30, 2024.

Net loss for the three months ended September 30, 2025 was $10.1 million, compared to a net loss of $4.6 million for the three months ended September 30, 2024.

Reported cash and cash equivalents of $4.7 million as of September 30, 2025.

About Adagio Medical Holdings, Inc.

Adagio is a medical device company focused on developing and commercializing products for the treatment of cardiac arrhythmias utilizing its novel, proprietary, catheter-based Ultra-Low Temperature Cryoablation (ULTC) technology. ULTC is designed to create large, durable lesions extending through the depth of both diseased and healthy cardiac tissue. The Company is currently focused on the treatment of ventricular arrhythmias with its purpose-built vCLAS™ Cryoablation System, which is CE Marked and is currently under evaluation in the Company’s FULCRUM-VT U.S. Pivotal IDE Trial.

About FULCRUM VT

FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia) is a prospective, multi-center, open-label, single-arm trial, enrolling 209 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory VT in accordance with current treatment guidelines. The results of the study will be used to apply for FDA premarket approval (PMA) for Adagio’s vCLAS™ Cryoablation System, potentially leading to the broadest industry indication for purely endocardial ablation of scar-mediated VT.

Adagio’s vCLAS™ Cryoablation System is commercially available for the treatment of monomorphic VT in Europe and select other geographies but is limited to investigational use in the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning: the receipt of additional gross proceeds from the private placement if the issued warrants are exercised in full; Adagio’s intended use of the proceeds from the private placement; Adagio’s strategy, future operations, future financial position, projected expenses, expected timing and results of clinical trials, prospects, plans and objectives of management; the reproducibility of any favorable results initially seen in Adagio’s preliminary FULCRUM-VT acute data; and the potential for FDA approval of Adagio’s product candidates. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Adagio’s business are described in detail in Adagio’s Securities and Exchange Commission (“SEC”) filings, including in its Annual Report on Form 10-K for the full-year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Adagio makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Adagio disclaims any obligation to update these statements except as may be required by law.

Contact

Debbie Kaster

Chief Financial Officer and Chief Business Officer

dkaster@adagiomedical.com

Adagio Medical Holdings, Inc.

Condensed Balance Sheets

(in thousands, except share and per share data)

	Successor	Predecessor
	As of 9/30/2025	As of 12/31/2024

Cash and cash equivalents	$4,673	$20,586
Total assets	31,546	48,448
Total liabilities	32,858	28,536
Total stockholders’ (deficit) equity	(1,312)	19,912

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,
	2025	2024
	Successor	Successor	Predecessor
		July 31 to September 30	July 1 to July 30
Revenue	$—	$132	$53
Cost of revenue	31	414	157
Research and development	2,774	1,217	1,251
Selling, general, and administrative	2,916	2,926	4,851
Total cost of revenue and operating expenses	5,721	4,557	6,259
Loss from operations	(5,721)	(4,425)	(6,206)
Other (expense) income:
Convertible notes fair value adjustment	(3,508)	3,255	(1,907)
Warrant liabilities fair value adjustment	(231)	4,973	177
Interest expense	(749)	(435)	(304)
Interest income	79	166	—
Other (expense) income, net	12	72	5
Total other (loss) income, net	(4,397)	8,031	(2,029)
Net (loss) income	$(10,118)	$3,606	$(8,235)

Basic net (loss) income per share	$(0.66)	$0.18	$(8.34)
Diluted net (loss) income per share	$(0.66)	$0.02	$(8.34)
Weighted-average shares outstanding – Basic	15,381,565	14,057,636	987,810
Weighted-average shares outstanding – Diluted	15,381,565	16,057,636	987,810

	Nine Months Ended September 30,
	2025	2024
	Successor	Successor	Predecessor
		July 31 to September 30	January 1 to July 30
Revenue	$—	$132	$333
Cost of revenue	626	414	1,381
Research and development	8,404	1,217	7,585
Selling, general, and administrative	8,892	2,926	13,047
Total cost of revenue and operating expenses	17,922	4,557	22,013
Loss from operations	(17,922)	(4,425)	(21,680)
Other (expense) income:
Convertible notes fair value adjustment	(1,891)	3,255	2,059
Warrant liabilities fair value adjustment	(334)	4,973	191
Interest expense	(2,131)	(435)	(1,818)
Interest income	345	166	3
Other (expense) income, net	155	72	(33)
Total other (loss) income, net	(3,856)	8,031	402
Net (loss) income	$(21,778)	$3,606	$(21,278)

Basic net (loss) income per share	$(1.42)	$0.18	$(26.08)
Diluted net (loss) income per share	$(1.42)	$0.02	$(26.08)
Weighted-average shares outstanding – Basic	15,378,543	14,057,636	815,854
Weighted-average shares outstanding – Diluted	15,378,543	16,057,636	815,854